EXHIBIT 5
                         BALCH & BINGHAM
                           P.O. BOX 306
                    BIRMINGHAM, ALABAMA  35201
                          (205) 251-8100

                         August 15, 1995


Alabama Power Company
600 North 18th Street
Birmingham, Alabama 35291

             RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the registration statement on Form S-3 and related prospectus proposed to be filed by Alabama Power Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933 to effect the registration of an aggregate of $300,000,000 of (a) First Mortgage Bonds (the "new Bonds") and (b) new Class A Preferred Stock (the "new Stock") proposed to be established by resolution of the Board of Directors of the Company. The new Bonds are proposed to be issued in one or more series under the Indenture dated as of January 1, 1942, between the Company and Chemical Bank, as Trustee, as heretofore supplemented and amended and as to be further supplemented by a supplemental indenture to be dated as of the first day of the month during which each series of the new Bonds is issued (the "new supplemental indenture") (said Indenture, as so supplemented and amended, being hereinafter called the "Mortgage"). We are also familiar with all proceedings relating to the issuance and sale of the new Bonds and new Stock.

We are of the opinion that, upon compliance with the pertinent provisions of the Securities Act of 1933, the Trust Indenture Act of 1939 (in the case of the new Bonds) and the Public Utility Holding Company Act of 1935, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company, and when the new Bonds and new Stock have been issued and sold upon the terms specified in the order of the Alabama Public Service Commission:

1. When the respective new supplemental indentures have been duly executed and delivered by the proper officers of the Company and the Trustee, and when the new Bonds have been executed, authenticated and delivered in accordance with the terms of the Mortgage and the new supplemental indentures, the new Bonds will be valid, binding and legal obligations of the Company, the holders and owners thereof will be entitled to all the rights and security afforded by the Mortgage and the new Bonds will rank equally as to security with the bonds

Alabama Power Company
August 15, 1995
Page 2


    of other series presently outstanding under the Mortgage, which is, in our opinion, a direct first lien on substantially all the Company's fixed property and franchises, used or useful in its public utility business, subject only to excepted encumbrances, as defined in the Mortgage.

2. Upon the filing in the Office of the Secretary of State of Alabama of an appropriate certificate of the resolutions of the Board of Directors establishing the new Stock, and when certificates for the new Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, the shares of new Stock will be legally issued, fully paid and non-assessable shares of the Company and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.

We also advise you that we have reviewed the statements under the captions in the related prospectus, and in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as are indicated under the caption "Legal Opinions and Experts" in such prospectus as to matters of law and legal conclusions and, in our opinion, such statements are correct.

We hereby consent to the filing of this opinion as an exhibit to the aforementioned registration statement and to the statements with respect to our firm under the caption "Legal Opinions and Experts" in the prospectus.

                                        Very truly yours,

                                        /s/Balch & Bingham